SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DRONE GUARDER, Inc.

(Exact name of registrant as specified in its charter)

NV	39-2079422
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Montgomery Street, Suite 101
San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-188119 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-188119) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit No.	Description of Exhibit
Exhibit 3.1	Articles of Incorporation of the Registrant (1)
Exhibit 3.2	Bylaws of the Registrant (1)
Exhibit 3.3	Certificate of Amendment(3)
Exhibit 3.4	Certificate of Change(4)
Exhibit 3.5	Certificate of Amendment(7)

Exhibit 10.1	Contribution Agreement(2)
Exhibit 10.2	Loan Forgiveness Agreement(2)
Exhibit 10.3	Contribution Agreement(5)
Exhibit 10.4	Intent of Purchase and Sale of Business(6)

  Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the US Securities and Exchange Commission on April 25, 2013.
  Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on July 11, 2014.
  Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on August 29, 2014.
  Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on September 9, 2014.
  Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on September 18, 2014.
  Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on February 25, 2016.
  Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on March 24, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: March 24, 2017

Drone Guarder, Inc.

By: Jorgen Frederiksen

Jorgen Frederiksen

Title: Chief Executive Officer